UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):

January 26, 2015

Inter Parfums, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

 551 Fifth Avenue, New York, New York 10176

(Address of Principal Executive Offices)

212. 983.2640

(Registrant's Telephone number, including area code)

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Certain portions of our press release dated January 26, 2015, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 2.02. They are as follows:

•	Portions of the 1st paragraph relating to net sales for the fourth quarter of December 31, 2014

•	Portions of the 1st paragraph relating to net sales of ongoing brands for December 31, 2014

•	The 2nd paragraph relating to ongoing brand sales (consisting of a table)

•	The 3rd and 4th paragraphs relating to European operations

•	Portions of the 5th paragraph relating to United States operations

Item 7.01 Regulation FD Disclosure

Certain portions of our press release dated January 26, 2015, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed  pursuant to this Item 7.01 and Regulation FD. They are as follows:

•	The last sentence of the 1st paragraph relating to our plans to release operating results for the 4th quarter and the full year of 2014

•	Portions of the 5th paragraph relating to the first Oscar de la Renta fragrance, Extraordinary, launch for spring 2015

•	The 6th paragraph relating to 2015 sales guidance, and our plans to update 2015 earnings guidance at the time we are to announce 2014 results in March 2015

•	The 8th paragraph relating to forward looking information

•	The entire 9th paragraph relating to Regulation G, Conditions of Use of Non-GAAP Financial Measures, and portions of the 1st paragraph and 2nd paragraph (consisting of a table) relating to sales of ongoing brands under Regulation G, Conditions of Use of Non-GAAP Financial Measures

•	The balance of such press release not otherwise incorporated by reference in Item 2.02.

Item 9.01 Financial Statements and Exhibits.

99.1 Our press release dated January 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: January 26, 2015	Inter Parfums, Inc.

	By:	/s/ Russell Greenberg
Russell Greenberg,
Executive Vice President and Chief Financial Officer